Exhibit 1.A.(5)(c)


                   ADDITIONAL INSURED RIDER (AIR)

                   This rider is a part of the base policy whose number is shown below. If not shown below, the Base Policy Number is shown on the Policy Data Page.

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RIDER DATA         BASE POLICY NUMBER

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DEFINITIONS        THE ADDITIONAL INSURED   The person insured under this rider.
                                            The Additional Insured is shown on
                                            the Policy Data Page.

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                   THE INSURED              The person insured under the base
                                            policy.

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                   YOU, YOUR                The current owner of the base
                                            policy.

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                   WE, US, OUR              ReliaStar Life Insurance Company at
                                            our Home Office in Minneapolis,
                                            Minnesota.

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                   WRITTEN, IN WRITING      A written request or notice, signed
                                            and dated, and received at our Home
                                            Office, in a form we accept. You may
                                            get forms for this purpose from us.

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BENEFITS           When we have written proof that the Additional Insured died while this rider was in force, we will pay the AIR Face Amount then in force.

                   While the Additional Insured is living, you may choose to have the proceeds applied under any base policy settlement option. After the Additional Insured's death, a beneficiary may choose to have the proceeds applied under any base policy settlement option, depending on any prior restrictions made by you and agreed to by us.

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BENEFICIARY        The beneficiary is named to receive the proceeds to be paid at the Additional Insured's death. You may name one or more beneficiaries on the application. Later, you may name, add or change beneficiaries by written request if all of these are true:

                   1.
                   The base policy is in force;

                   2.
                   This rider is in force;

                   3.
                   The Additional Insured is alive; and

                   4.
                   We have the written consent of all irrevocable beneficiaries of this rider.

                   A change of beneficiary will take effect as of the date it is signed but will not affect any payment we make or action we take before receiving your notice.

                   When you name, add, or change a beneficiary, we will assume that this applies to the base policy unless you tell us that it applies to the Additional Insured Rider. If you assign the benefits of this rider as collateral for a debt, this limits the beneficiary's rights to the proceeds.



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[LOGO] RELIASTAR   RELIASTAR LIFE        Executed at our Home Office
                   INSURANCE COMPANY     ---------------------------------------
                                         Robert C. Salipante           President
                   Box 20                ---------------------------------------
                   Minneapolis
                   Minnesota 55440               /s/ Robert C. Salipante

                                         ---------------------------------------
                                         Susan M. Bergen               Secretary
                                         ---------------------------------------

                                                /s/ Susan M. Bergen

                                         ---------------------------------------

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   84-650                                                               1
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COST OF INSURANCE  The total monthly deduction for this rider includes the sum
AND MONTHLY        of 1 plus 2, where:
AMOUNT CHARGES
                   1.
                   Is the Monthly Amount Charge per $1,000 (shown on the Policy
                   Data Page) multiplied by the AIR Face Amount divided by $1,000.

                   This charge applies to the Initial AIR Face Amount and to any increases in AIR Face Amount during the Term shown on the Policy Data Page. The Term applies to the Initial Face Amount from the Policy Date of the policy and to any increases in Face Amount from the Effective Date of that increase.

                   2.
                   Is the AIR Face Amount times the monthly cost of insurance rate described below.

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COST OF INSURANCE  The monthly cost of insurance rate is based on the Additional
RATES Insured's sex, issue age, and premium class as shown on the Policy Data Page, and the policy year of the rider. Issue age means age last birthday on the Rider Effective Date. Policy years of the rider are measured from the Rider Effective
                   Date. We will determine monthly cost of insurance rates based upon expectations as to future cost factors for this rider. Any change in cost of insurance rates for this rider will apply to all in the same insurance class.

                   Except for Face Amounts in a rated premium class the cost of insurance rates can never be greater than the rates shown in the Table of Monthly Guaranteed Cost of Insurance Rates shown on the Policy Data Page. For those in a rated premium class, the cost of insurance rates are calculated by multiplying the rates shown in the Table of Monthly Guaranteed Cost of Insurance Rates by the Premium Class Rating Factor shown on the Policy Data Page. The rates may also be increased by any extra cost of insurance rates shown on the Policy Data Page.

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PAYING PROCEEDS    We pay proceeds in the following order:

                   1.
                   Collateral assignees, if any, have first priority;

                   2.
                   The beneficiary, if any, receives any proceeds that remain. If there is more than one beneficiary, each receives an equal share, unless you have requested another method in writing. To receive proceeds, a beneficiary must be living on the 10th day after the Additional Insured's death; then

                   3.
                   If there are no beneficiaries, you receive any proceeds that remain.

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     4805                                                               2

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CONVERSION         The insurance on the life of the Additional Insured may be converted to a new individual life insurance policy without proof of insurability. This rider may be converted only:

                   1.
                   While the Additional Insured is alive;

                   2.
                   While this rider is in force;

                   3.
                   Before the Additional Insured reaches age 75; and

                   4.
                   While the base policy is in force or within 31 days of the insured's death.

                   Application for conversion must be in writing. Only you may apply. But if the insured has died, only the Additional Insured may apply. We may require that you send us the base policy and this rider so that we can endorse them.

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                   THE NEW POLICY

                   The amount of the new policy may be for an amount up to the AIR Face Amount in force at the time of the conversion. The date of the new policy will be the date of the conversion. The new policy, which will be in the same premium class as this rider, can be on any of our plans in use at the time of the conversion that:

                   1.
                   We would normally issue;

                   2.
                   Provide for a level amount of insurance with level premiums;

                   3.
                   Have level premiums that are at least equal to those of the whole life plan we offer that has the lowest level premium;

                   4.
                   Do not participate in our surplus; and

                   5.
                   Do not contain any benefits or rights involving a greater aggregate risk, relative to premium, than is insured under this policy. However, the new policy may contain a disability waiver benefit provision on the Additional Insured if you give us written proof of the Additional Insured's insurability.

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TERMINATION        This rider ends:

                   1.
                   On the Rider Expiry Date shown on the Policy Data Page;

                   2.
                   If this rider is converted;

                   3.
                   If the base policy is surrendered or ends, other than at the insured's death;

                   4.
                   31 days after the insured's death. During this 31 days we do not charge you for the continued coverage;

                   5.
                   If you ask us in writing to end this rider. In this case, we may ask that you return the policy and this rider so that we can endorse them. This rider will end on the first Monthly Anniversary Date after we receive your written request to end this rider; or

                   6.
                   If the Cash Surrender Value of the base policy is used to purchase paid-up insurance.

                   After this rider ends, we are not liable for its benefits, even if we have included the cost of insurance and monthly amount charges for this rider in the total monthly deduction for the base policy. We will refund any such amounts that we deduct after this rider ends.

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   84-651                                                               3

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REINSTATEMENT      If this rider and the base policy lapse, you can reinstate this rider if:

                   1.
                   This rider was in effect when the base policy lapsed;

                   2.
                   This rider would otherwise not have expired during the time it was lapsed; and

                   3.
                   You reinstate the base policy.

                   To reinstate this rider, you must do both of the following:

                   1.
                   Give us proof of insurability for the Additional Insured; and

                   2.
                   Pay a premium large enough to keep the policy and this rider in force for at least 6 months.

                   The base policy may be reinstated without this rider, in which case proof and payment for this rider are not needed.

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AGE AND SEX        If the Additional Insured's age or sex is misstated, the
                   Death Benefit will be the amount that the most recent cost of insurance would purchase using the current cost of insurance rates for the correct age and sex.

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SUICIDE            The Suicide provision of the base policy is changed to also apply to the Additional Insured from the Rider Issue Date in the same way that it applies to the insured from the policy's Issue Date. The Suicide provision of the base policy also applies in this way to any increases in the AIR Face Amount for which we require evidence of insurability from the effective date of each increase.

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INCONTESTABILITY   This rider has a 2-year contestable period running from the
                   Rider Issue Date. During this period, we may ask for information that could lead to our contesting this rider or refusing to pay its benefits. After this rider has been in force during the Additional Insured's lifetime for 2 years from the Rider Issue Date, we cannot claim this rider is void or refuse to pay any benefits with respect to the initial AIR Face Amount unless this rider has lapsed

                   If you make an increase in the AIR Face Amount that requires proof of insurability, that increase has its own 2 year contestable period running from the effective date of the increase.

                   If this rider lapses and is then reinstated, this provision will be measured from the date of reinstatement.

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GENERAL            This rider does not increase any cash or loan values of the
PROVISIONS         base policy.

                   All base policy provisions apply to this rider, unless changed by this rider.


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     4806                                                               4